Exhibit 99.1

CPI Card Group Inc. Reports Fourth Quarter and Full Year 2024 Results

Date: March 4, 2025

Fourth Quarter Net Sales Increased 22% to $125 Million; Net Income Increased 148% to $7 Million; Adjusted EBITDA Increased 10% to $22 Million

Full Year Net Sales Increased 8% to $481 Million; Prepaid Debit Net Sales Increased 26% and Exceeded $100 Million

Outlook for 2025 Projects Mid-to-high Single-digit Net Sales and Adjusted EBITDA Growth

Littleton, CO. March 4, 2025 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payments technology company providing a comprehensive range of payment cards and related digital solutions, today reported financial results for the fourth quarter and full year ended December 31, 2024 and provided its financial outlook for 2025.

Fourth quarter net sales increased 22% to $125.1 million, net income increased 148% to $6.8 million, and Adjusted EBITDA increased 10% to $21.9 million, compared to the prior year period. Sales growth was led by strong performance from the prepaid business, driven by sales of more complex, higher-value packaging solutions and expansion into new customer verticals, and increased sales of contactless debit and credit cards and personalization services.

For the full year, net sales increased 8% to $480.6 million; net income decreased 19% to $19.5 million, primarily due to debt refinancing costs; and Adjusted EBITDA increased 3% to $91.9 million. Prepaid Debit segment net sales reached $106.5 million, an increase of 26% from prior year.

“We are pleased to report strong results in the fourth quarter, led by exceptional performance from our prepaid business,” said John Lowe, President and Chief Executive Officer. “Overall, we delivered solid sales growth in 2024, as the prepaid increase was complemented by a return to growth from our debit and credit segment.”

Lowe added, “We also refined our strategy during the year, enhancing our focus on expanding into new adjacent market opportunities, and we made progress in broadening our digital offerings and gaining traction with new customer verticals such as healthcare payment solutions.”

The Company provided its initial financial outlook for 2025, projecting mid-to-high single-digit net sales and Adjusted EBITDA growth. The Company expects to gain share in growing core markets in 2025 and plans to continue to invest in its market expansion strategy.

The Company believes long-term growth trends for the U.S. card market remain strong, led by consumer card growth, widespread adoption of eco-focused cards and the ongoing conversion to contactless cards. Based on figures released by the networks, Visa and Mastercard® U.S. debit and credit cards in circulation increased at a compound annual growth rate of 9% for the three-year period ending September 30, 2024.

2024 Business Highlights

●	CPI continues to be a leading provider of eco-focused payment card solutions in the U.S. market, with more than 350 million eco-focused debit, credit, and prepaid card or package solutions sold since launch. This includes more than 200 million eco-focused prepaid card solutions, consisting of either eco-focused cards or eco-focused packages, since certification in 2023.
●	CPI continues to be a leading provider of Software-as-a-Service-based instant issuance solutions in the U.S., with more than 16,000 Card@Once® installations across more than 2,000 financial institutions.
●	The Company continued to advance its market expansion strategies, adding new digital solutions offerings for its customers including push provisioning capabilities for mobile wallets and payment card fraud solutions.
●	The Company executed $9 million of share repurchases in 2024.
●	CPI completed a debt refinancing, issuing $285 million aggregate principal amount of 10% Senior Secured Notes due 2029 and entering into a new $75 million ABL revolving credit facility, while redeeming the $268 million aggregate principal amount of 8.625% Senior Secured Notes due 2026.
●	The Company completed a secondary offering of 1.38 million shares of common stock sold by its then-majority stockholder group, reducing the stockholder group’s ownership position from 56% of shares outstanding to 43%.

Fourth Quarter 2024 Financial Highlights

Net sales increased 22% year-over-year to $125.1 million in the fourth quarter of 2024.

●	Debit and Credit segment net sales increased 12% to $91.9 million, driven by increased sales of contactless cards, including eco-focused cards, and card personalization services.
●	Prepaid Debit segment net sales increased 59% to $33.4 million, reflecting strong sales to existing customers, including sales of higher-value packaging solutions and expansion of the healthcare payment solutions business.

Gross profit increased 20% to $42.6 million and gross profit margin of 34.1% decreased from 34.4% in the prior year fourth quarter, as benefits of operating leverage from sales growth were offset by impacts of product mix in the Debit and Credit segment.

Income from operations increased 51% to $15.9 million, driven by sales growth and prior year costs associated with the former CEO’s retention agreement, partially offset by increases in other SG&A Net income increased 148% to $6.8 million, or $0.57 diluted earnings per share, due to the increase in income from operations and a lower effective tax rate. Adjusted EBITDA increased 10% to $21.9 million.

Full Year 2024 Financial Highlights

Net sales increased 8% year-over-year to $480.6 million in 2024.

●	Debit and Credit segment net sales increased 4% to $375.3 million, driven by increased sales of contactless cards, led by eco-focused cards, and card personalization services, partially offset by lower sales of other payment cards.
●	Prepaid Debit segment net sales increased 26% to $106.5 million, reflecting strong sales to existing customers, including sales of higher-value packaging solutions and expansion of the healthcare payment solutions business.

Gross profit increased 10% to $171.2 million and gross profit margin increased from 35.0% in the prior year to 35.6%, driven by operating leverage from sales growth.

Income from operations increased 2% to $62.8 million due to increased sales and gross margin, partially offset by increased SG&A expenses, including higher performance-based employee incentive compensation expense. Net income decreased 19% to $19.5 million, or $1.64 diluted earnings per share, primarily due to $8.8 million of pre-tax debt refinancing costs incurred in 2024, partially offset by higher income from operations and a lower effective tax rate. Adjusted EBITDA increased 3% to $91.9 million.

Balance Sheet, Liquidity and Cash Flow

The Company generated cash from operating activities of $43.3 million in 2024, which compared to $34.0 million in 2023, and Free Cash Flow of $34.1 million, which compared to $27.6 million in the prior year. The increase in cash generation compared to the prior year was primarily driven by higher net income, excluding debt refinancing costs, and improved working capital, partially offset by higher capital expenditures.

As of December 31, 2024, cash and cash equivalents was $33.5 million. There were $285 million of 10% Senior Secured Notes due 2029 and no borrowings from the ABL revolving credit facility outstanding at year-end.

On October 2, 2024, the Company completed a secondary public offering of 1.38 million shares of its common stock sold by its then-majority stockholder group. The Company did not offer any shares of common stock in the offering and did not receive any proceeds from the sale of common stock by the selling stockholders.

“We generated strong cash flow in 2024, while simultaneously investing for future growth opportunities,” said Jeff Hochstadt, Chief Financial Officer of CPI. “We also completed several key capital actions during the year, including debt refinancing, stock repurchases, and a secondary offering, that we believe will enhance shareholder value over time.”

The Company continues to focus its capital structure and allocation priorities on investing in the business, including strategic acquisitions; deleveraging the balance sheet; and returning funds to stockholders.

Outlook for 2025

The Company’s outlook for 2025 projects mid-to-high single-digit growth for both net sales and Adjusted EBITDA, with net sales growth led by its Debit and Credit segment. The Adjusted EBITDA outlook reflects expectations for investment in digital solutions and other opportunities to drive long-term growth.

Free Cash Flow in 2025 is expected to be slightly below the 2024 levels due to higher expected cash interest payments on the Company’s Senior Notes and increased capital spending. The Company expects its 2025 year-end Net Leverage Ratio to be lower than the year-end 2024 level of 3.0 times.

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on March 4, 2025 at 9:00 a.m. Eastern Time (ET) to review its fourth quarter and full year results. To participate in the Company's conference call via telephone or online:

U.S. dial-in number (toll-free): 888-330-3573

International: 646-960-0677

Conference ID: 8062733

Webcast Link: CPI Card Group Q4 Webcast or at https://investor.cpicardgroup.com

Participants are advised to login for the webcast 10 minutes prior to the scheduled start time.

A replay of the conference call will be available until March 18, 2025 at:

U.S. and Canada (toll-free): 800-770-2030

International: 609-800-9909

Canada: 647-362-9199

Conference ID: 8062733

A webcast replay of the conference call will also be available on CPI Card Group Inc.’s Investor Relations website: https://investor.cpicardgroup.com

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods and serve as a basis for certain Company compensation programs. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for litigation; stock-based compensation expense; estimated sales tax expense; restructuring and other charges, including executive retention and severance; costs related to production facility modernization efforts; loss on debt extinguishment; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted EBITDA margin as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. LTM Adjusted EBITDA is used in the computation of Net Leverage Ratio, and is reconciled in Exhibit E.

Free Cash Flow

We define Free Cash Flow as cash flow provided by (used in) operating activities less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to make principal payments on outstanding debt and financing lease liabilities. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.

Financial Expectations for 2025

We have provided Adjusted EBITDA expectations for 2025 on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant.

Net Leverage Ratio

Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash, divided by LTM Adjusted EBITDA, or “Net Leverage Ratio”, as a measure of our financial strength when making key investment decisions and evaluating us against peers.

About CPI Card Group Inc.

CPI Card Group is a payments technology company providing a comprehensive range of payment cards and related digital solutions. With a focus on building personal relationships and earning trust, we help our customers navigate the constantly evolving world of payments, while delivering innovative solutions that spark connections and support their brands. We serve clients across industry, size, and scale through our team of experienced, dedicated employees and our network of high-security production and card services facilities, all located in the United States. CPI is committed to exceeding our customers’ expectations, transforming our industry, and enhancing the way people pay every day. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “affirm,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “attempt,” “aim,” “target,” “objective,” “guides,” “seek,” “focus,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives and market opportunities, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: (i) risks relating to our business and industry, such as a deterioration in general economic conditions, including due to inflationary conditions, resulting in reduced consumer confidence and business spending, and a decline in consumer credit worthiness impacting demand for our products; the unpredictability of our operating results, including an inability to anticipate changes in customer inventory management practices and its impact on our business; our failure to retain our existing key customers or identify and attract new customers; the highly competitive, saturated and consolidated nature of our marketplace; our inability to develop, introduce and commercialize new products and services, including due to our inability to undertake research and development activities; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner or at all; system security risks, data protection breaches and cyber-attacks; the usage, or lack thereof, of artificial intelligence technologies; disruptions, delays or other failures in our supply chain, including as a result of inflationary pressures, single-source suppliers, failure or inability of suppliers to comply with our code of conduct or contractual requirements, trade restrictions, tariffs, foreign conflicts or political unrest in countries in which our suppliers operate, and our inability to pass related costs on to our customers or difficulty meeting customers’ delivery expectations due to extended lead times; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate computing infrastructure on which we rely; defects in our software and computing systems; disruptions in production at one or more of our facilities due to weather conditions, climate change, political instability, or social unrest; problems in production quality, materials and process and costs relating to product defects and any related product liability and/or warranty claims and damage to our reputation; our inability to recruit, retain and develop qualified personnel, including key personnel, and implement effective succession processes; our substantial indebtedness, including the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our inability to make debt service payments or refinance such indebtedness; our inability to successfully execute on acquisitions or divestitures or strategic relationships; our status as an accelerated filer and complying with the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting and risks relating to investor confidence in our financial reporting; environmental, social and governance (“ESG”) preferences and demands of various stakeholders and the related impact on our ability to access capital, produce our products in conformity with stakeholder preferences, comply with stakeholder demands and comply with any related legal or regulatory requirements or restrictions; negative perceptions of our products due to the impact of our products and production processes on the environment and other ESG-related risks; damage to our reputation or brand image; the effects of climate change on our business; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; our inability to renew licenses with key technology licensors; our limited ability to raise capital, which may lead to delays in innovation or the abandonment of our strategic initiatives; costs and impacts related to additional tax collection efforts by states, unclaimed property laws, or future increases in U.S. federal or state income taxes, resulting in additional expenses which we may be unable to pass along to our customers; our inability to realize the full value of our long-lived assets; costs and potential liabilities associated with compliance or failure to comply with laws and regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; the effects of trade restrictions, delays or interruptions in our ability to source raw materials and components used in our products from foreign countries; the effects ongoing foreign conflicts on the global economy; adverse conditions in the banking system and financial markets, including the failure of banks and financial institutions; our failure to comply with environmental, health and safety laws and regulations that apply to our products and the raw materials we use in our production processes; (ii) risks relating to ownership of our common stock, such as those associated with concentrated ownership of our stock by our significant stockholders and potential conflicts of interests with other stockholders; the impact of concentrated ownership of our common stock and the sale or perceived sale of a substantial amount of common stock on the trading volume and market price of our common stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of or were nominated by our significant stockholders; the influence of securities analysts over the trading market for and price of our common stock, particularly due to the lack of substantial research coverage of our common stock; the impact of stockholder activism or securities litigation on the trading price and volatility of our common stock; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our significant stockholders to change the composition of our board of directors; and (iii) general risks, such as relating to our ability to comply with a wide variety of complex evolving laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings and the adequacy of our insurance policies; and other risks that are described in Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three months and full years ended December 31, 2024 and 2023

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of December 31, 2024 and 2023

Exhibit C	Condensed Consolidated Statements of Cash Flows – Unaudited for the full years ended December 31, 2024 and 2023

Exhibit D	Segment Summary Information – Unaudited for the three months and full years ended December 31, 2024 and 2023

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations – Unaudited for the three months and full years ended December 31, 2024 and 2023

EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales:
Products	$58,358	$53,929	$250,008	$249,354
Services	66,738	48,943	230,593	195,193
Total net sales	125,096	102,872	480,601	444,547
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	42,142	36,546	166,036	161,374
Services (exclusive of depreciation and amortization shown below)	37,353	28,205	131,952	117,397
Depreciation and amortization	2,986	2,703	11,394	10,287
Total cost of sales	82,481	67,454	309,382	289,058
Gross profit	42,615	35,418	171,219	155,489
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	25,459	23,521	103,401	88,255
Depreciation and amortization	1,216	1,358	5,026	5,644
Total operating expenses	26,675	24,879	108,427	93,899
Income from operations	15,940	10,539	62,792	61,590
Other expense, net:
Interest, net	(7,674)	(6,678)	(34,087)	(26,913)
Loss on debt extinguishment	—	—	(2,987)	(243)
Other (expense) income, net	(14)	30	(691)	28
Total other expense, net	(7,688)	(6,648)	(37,765)	(27,128)
Income before income taxes	8,252	3,891	25,027	34,462
Income tax expense	(1,480)	(1,159)	(5,506)	(10,477)
Net income	$6,772	$2,732	$19,521	$23,985

Basic and diluted earnings per share:
Basic earnings per share	$0.61	$0.24	$1.75	$2.10
Diluted earnings per share	$0.57	$0.23	$1.64	$2.01

Basic weighted-average shares outstanding	11,186,797	11,449,379	11,152,648	11,426,124
Diluted weighted-average shares outstanding	11,926,466	11,782,476	11,878,076	11,917,556

Comprehensive income:
Net income	$6,772	$2,732	$19,521	$23,985
Total comprehensive income	$6,772	$2,732	$19,521	$23,985

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$33,544	$12,413
Accounts receivable, net	85,491	73,724
Inventories, net	72,660	70,594
Prepaid expenses and other current assets	11,347	8,647
Total current assets	203,042	165,378
Plant, equipment, leasehold improvements and operating lease right-of-use assets, net	68,648	63,053
Intangible assets, net	10,492	14,122
Goodwill	47,150	47,150
Other assets	20,325	3,980
Total assets	$349,657	$293,683
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$16,123	$12,802
Accrued expenses	57,979	35,803
Deferred revenue and customer deposits	1,485	840
Total current liabilities	75,587	49,445
Long-term debt	280,405	264,997
Deferred income taxes	3,318	7,139
Other long-term liabilities	25,968	24,038
Total liabilities	385,278	345,619
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at December 31, 2024 and 2023	—	—
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,240,507 and 11,446,155 shares issued and outstanding at December 31, 2024 and 2023, respectively	11	11
Capital deficiency	(105,429)	(102,223)
Accumulated earnings	69,797	50,276
Total stockholders’ deficit	(35,621)	(51,936)
Total liabilities and stockholders’ deficit	$349,657	$293,683

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended December 31,
	2024	2023
Operating activities
Net income	$19,521	$23,985
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	12,790	12,065
Amortization expense	3,630	3,866
Stock-based compensation expense	8,545	7,507
Amortization of debt issuance costs	1,536	1,855
Loss on early extinguishment of debt	8,763	243
Deferred income taxes and other, net	(3,935)	(324)
Changes in operating assets and liabilities:
Accounts receivable, net	(11,786)	6,795
Inventories	(1,990)	(1,638)
Prepaid expenses and other assets	(19,665)	2,346
Income taxes, net	985	(1,162)
Accounts payable	2,762	(11,260)
Accrued expenses and other liabilities	21,512	(7,506)
Deferred revenue and customer deposits	645	(2,731)
Cash provided by operating activities	43,313	34,041
Investing activities
Capital expenditures for plant, equipment and leasehold improvements, net	(9,257)	(6,405)
Other	36	183
Cash used in investing activities	(9,221)	(6,222)
Financing activities
Principal payments on 2026 Senior Notes	(267,897)	(16,954)
Proceeds from 2029 Senior Notes	285,000	—
Net proceeds from ABL Revolver	—	(5,000)
Payments on finance lease obligations	(5,221)	(3,871)
Common stock repurchased	(8,678)	(250)
Debt issuance costs	(6,583)	—
Payment for debt early redemption premium	(5,776)	—
Taxes withheld and paid on stock-based compensation awards	(3,806)	(368)
Cash used in financing activities	(12,961)	(26,443)
Effect of exchange rates on cash	—	—
Net increase in cash and cash equivalents	21,131	1,376
Cash and cash equivalents, beginning of period	12,413	11,037
Cash and cash equivalents, end of period	$33,544	$12,413
Supplemental disclosures of cash flow information
Cash paid (refunded) during the period for:
Interest	$26,319	$25,738
Income taxes paid	$9,760	$10,462
Income taxes refunded	$(475)	$(86)
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$1,292	$3,091
Financing leases	$9,929	$11,285
Accounts payable and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$662	$102

EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months and Year Ended December 31, 2024 and 2023
(dollars in thousands)
(Unaudited)

Net Sales
	Three Months Ended December 31,
	2024	2023	$ Change	% Change
Net sales by segment:
Debit and Credit	$91,913	$82,098	$9,815	12.0%
Prepaid Debit	33,355	20,951	12,404	59.2%
Eliminations	(172)	(177)	5	* %
Total	$125,096	$102,872	$22,224	21.6%
* Calculation not meaningful

	Year Ended December 31,
	2024	2023	$ Change	% Change
Net sales by segment:
Debit and Credit	$375,261	$361,057	$14,204	3.9%
Prepaid Debit	106,541	84,237	22,304	26.5%
Eliminations	(1,201)	(747)	(454)	* %
Total	$480,601	$444,547	$36,054	8.1%

Gross Profit
	Three Months Ended December 31,
	2024	% of Net Sales	2023	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$26,305	28.6%	$27,173	33.1%	$(868)	(3.2)%
Prepaid Debit	16,310	48.9%	8,245	39.4%	8,065	97.8%
Total	$42,615	34.1%	$35,418	34.4%	$7,197	20.3%

	Year Ended December 31,
	2024	% of Net Sales	2023	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$128,095	34.1%	$126,776	35.1%	$1,319	1.0%
Prepaid Debit	43,124	40.5%	28,713	34.1%	14,411	50.2%
Total	$171,219	35.6%	$155,489	35.0%	$15,730	10.1%

Income from Operations
	Three Months Ended December 31,
	2024	% of Net Sales	2023	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$17,678	19.2%	$19,008	23.2%	$(1,330)	(7.0)%
Prepaid Debit	14,436	43.3%	6,991	33.4%	7,445	106.5%
Other	(16,174)	* %	(15,460)	* %	(714)	4.6%
Total	$15,940	12.7%	$10,539	10.2%	$5,401	51.2%

	Year Ended December 31,
	2024	% of Net Sales	2023	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$92,856	24.7%	$94,906	26.3%	$(2,050)	(2.2)%
Prepaid Debit	37,201	34.9%	24,927	29.6%	12,274	49.2%
Other	(67,265)	* %	(58,243)	* %	(9,022)	15.5%
Total	$62,792	13.1%	$61,590	13.9%	$1,202	2.0%

EBITDA
	Three Months Ended December 31,
	2024	% of Net Sales	2023	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$19,897	21.6%	$21,227	25.9%	$(1,330)	(6.3)%
Prepaid Debit	15,498	46.5%	7,848	37.5%	7,650	97.5%
Other	(15,267)	* %	(14,445)	* %	(822)	5.7%
Total	$20,128	16.1%	$14,630	14.2%	$5,498	37.6%

	Year Ended December 31,
	2024	% of Net Sales	2023	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$101,628	27.1%	$103,960	28.8%	$(2,332)	(2.2)%
Prepaid Debit	41,087	38.6%	27,786	33.0%	13,301	47.9%
Other	(67,181)	* %	(54,440)	* %	(12,741)	23.4%
Total	$75,534	15.7%	$77,306	17.4%	$(1,772)	(2.3)%

Reconciliation of Income (Loss) from
Operations by Segment to EBITDA by Segment

	Three Months Ended December 31, 2024
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$17,678	$14,436	$(16,174)	$15,940
Depreciation and amortization	2,269	1,069	864	4,202
Other income (expenses)	(50)	(7)	43	(14)
EBITDA	$19,897	$15,498	$(15,267)	$20,128

	Three Months Ended December 31, 2023
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$19,008	$6,991	$(15,460)	$10,539
Depreciation and amortization	2,189	857	1,015	4,061
Other income (expenses)	30	—	—	30
EBITDA	$21,227	$7,848	$(14,445)	$14,630

	Year Ended December 31, 2024
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$92,856	$37,201	$(67,265)	$62,792
Depreciation and amortization	8,854	3,896	3,670	16,420
Other income (expenses)	(82)	(10)	(3,586)	(3,678)
EBITDA	$101,628	$41,087	$(67,181)	$75,534

	Year Ended December 31, 2023
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$94,906	$24,927	$(58,243)	$61,590
Depreciation and amortization	9,025	2,860	4,046	15,931
Other income (expenses)	29	(1)	(243)	(215)
EBITDA	$103,960	$27,786	$(54,440)	$77,306

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
EBITDA and Adjusted EBITDA:
Net income	$6,772	$2,732	$19,521	$23,985
Interest, net (1)	7,674	6,678	34,087	26,913
Income tax expense	1,480	1,159	5,506	10,477
Depreciation and amortization	4,202	4,061	16,420	15,931
EBITDA	$20,128	$14,630	$75,534	$77,306

Adjustments to EBITDA:
Stock-based compensation expense	$1,609	$3,076	$8,545	$7,507
Restructuring and other charges (2)	171	2,302	4,810	4,531
Loss on debt extinguishment (3)	—	—	2,987	243
Sales tax benefit (4)	—	(105)	—	(70)
Foreign currency gain	—	(28)	—	(26)
Subtotal of adjustments to EBITDA	$1,780	$5,245	$16,342	$12,185
Adjusted EBITDA	$21,908	$19,875	$91,876	$89,491
Net income margin (% of Net sales)	5.4%	2.7%	4.1%	5.4%
Net income growth (% Change 2024 vs. 2023)	147.9%		(18.6)%
Adjusted EBITDA margin (% of Net sales)	17.5%	19.3%	19.1%	20.1%
Adjusted EBITDA growth (% Change 2024 vs. 2023)	10.2%		2.7%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Free Cash Flow:
Cash provided by operating activities	$26,661	$11,775	$43,313	$34,041
Capital expenditures for plant, equipment and leasehold improvements, net	(5,058)	(329)	(9,257)	(6,405)
Free Cash Flow	$21,603	$11,446	$34,056	$27,636

(1)	The balance for the year ended December 31, 2024 includes payment of an early redemption premium of $5.8 million related to the redemption of the 8.625% Senior Secured Notes due 2026.
(2)	Represents executive retention and severance costs, as well as costs related to production facility modernization efforts. The balance for the year ended December 31, 2024 includes expenses paid by the Company on behalf of the significant stockholders that entered into an underwriting agreement for the sale of an aggregate of 1,380,000 shares of CPI common stock to the public.
(3)	In July 2024, the Company redeemed the entire principal balance of $267.9 million of the 8.625% Senior Secured Notes due 2026 and also repaid in full and terminated a prior Credit Agreement with Wells Fargo Bank, N.A. entered into in March 2021, and expensed the remaining unamortized deferred financing costs. Additionally, the Company redeemed a portion of the 8.625% Senior Secured Notes due 2026 in 2023 and expensed the associated portion of the unamortized deferred financing costs.
(4)	Represents estimated sales tax benefit relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties.

	As of
	December 31,
	2024	2023
Calculation of Net Leverage Ratio:
2029 Senior Notes	$285,000	$—
2026 Senior Notes	—	267,897
Finance lease obligations	22,801	18,106
Total debt	307,801	286,003
Less: Cash and cash equivalents	(33,544)	(12,413)
Total net debt (a)	$274,257	$273,590
LTM Adjusted EBITDA (b) *	$91,876	$89,491
Net Leverage Ratio (a)/(b)	3.0	3.1

*The LTM Adjusted EBITDA above reflects Adjusted EBITDA for the years ended December 31, 2024 and 2023.